Exhibit 10.7

Contract No. 040041

Sales Contract for Coal

Purchaser:  Inner Mongolia Zhunger Heat Power Co., Ltd.

Bargainers:  Zhunger County Hadaigaole Village Hongtaizi Nuanshuigou Coalmine

Purchaser signs the following contract with bargainers about powder coal for heat supply based on long term cooperation and mutual benefit.

1.

Type and specification of coal”

Powder coal for heat supply, the specification is #0-40.

2.

Quantity and supplying time:

Total amount of powder coal is 30,000 tons, the supplying time is from Oct 10, 2004 to April 30, 2005, and 200 ton coal is supplied each day.

3.

Quality standard

The lowest heat-generating rate is over 5,300 kilocalorie, sulphur containing in dry material is lower than 0.6%, dust content is lower than 14%, and water content is lower than 9.3%.

4.

Delivery place and shipping methods:

a.

Delivery place: heat supply station in Xuejiawan town.

b.

Shipping methods: each side arrange 2 trucks and ship 50% of total amount respectively.

5.

Coal price and shipping price: coal price (containing tax) is RMB80. With the change in coal price, both sides can negotiate advance. Shipping fee (containing tax) is RMB25 per ton.

6.

Inspection methods:

a.

Truck from purchaser: based on coalmine ponderation bill, signed by driver, can be acted as method of payment.

b.

Truck from bargainers: quantity is confirmed to be accumulated average drawn by sample ponderation (not less than three time per month). The full time staffs from purchaser are responsible of inspection, if eligible, submit receipt and act as method of payment.

7.

The time for payment and fee, paying methods:

In general, payment is being carried out once per month, bargainers should submit receipt, ponderation bill, invoice of value added tax and shipping invoice.

Methods of payment: purchaser pay coal and fee advance, bargainers pay for truck.

8.

Other items

a.

Purchaser should pay coal value and fee advance, or bargainers can stop supplying coal.

b.

Bargainers should guarantee coal quantity and quality. If purchaser find poor quality in coal, can refuse to receive coal, meanwhile stop purchasing coal from bargainers.

c.

If contract can not be fulfilled due to force majeure, should inform the other side in time.

d.

Other thing not mentioned here, can be negotiated to solve.

9.

There is duplicate in this contract, each side holds one and obeyed by two sides.

Purchaser (stamp): Inner Mongolia Zhunger Heat Power Co., Ltd.

Artificial Person: Guo Zhiyong

Bargainers (stamp): Zhunger County Hadaigaole Village Hongtaizi Nuanshuigou Coalmine

Artificial Person: Bao Shuangfa

Date of signing: Oct 8, 2004